Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12904) pertaining to the Employees’ Share Purchase Plan and the Share Incentive Plan of Tikcro Technologies Ltd. of our report dated June 23, 2008, with respect to the consolidated financial statements of Tikcro Technologies Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2007.

June 23, 2008 Tel-Aviv, Israel	/s/ KOST, FORER GABBAY and KASIERER KOST, FORER GABBAY and KASIERER A Member of Ernst & Young Global